Exhibit 11
                        AGCO CORPORATION AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                      (in thousands, except per share data)

                                                                                   Three Months Ended
                                                                                     September 30,
                                                                         ----------------------------------------
PRIMARY EARNINGS PER SHARE                                                      1996                 1995
                                                                         -------------------  -------------------

Weighted average number of common shares outstanding . . . . . . .                  57,208               46,406

Shares issued upon assumed exercise of outstanding
   stock options . . . . . . . . . . . . . . . . . . . . . . . . .                     364                  680
                                                                         -------------------  -------------------

Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . .                  57,572               47,086
                                                                         ===================  ===================
Income before extraordinary loss . . . . . . . . . . . . . . . . .                 $31,299              $36,195
Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .                       -                    -
                                                                         -------------------  -------------------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  31,299               36,195

Preferred stock dividends  . . . . . . . . . . . . . . . . . . . .                       -                    -
                                                                         -------------------  -------------------

Net income available for common stockholders . . . . . . . . . . .                 $31,299              $36,195
                                                                         ===================  ===================

Net income per common share:
      Income before extraordinary loss . . . . . . . . . . . . . .                 $  0.54              $  0.77
      Extraordinary loss . . . . . . . . . . . . . . . . . . . . .                       -                    -
                                                                        -------------------   -------------------
      Net income . . . . . . . . . . . . . . . . . . . . . . . . .                 $  0.54              $  0.77
                                                                        ===================   ===================

FULLY DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding . . . . . . .                  57,208               46,406

Shares issued upon assumed conversion of the Convertible
   Subordinated Debentures . . . . . . . . . . . . . . . . . . . .                       -                9,856

Shares issued upon assumed exercise of outstanding
   stock options (2) . . . . . . . . . . . . . . . . . . . . . . .                     390                  682
                                                                        -------------------   -------------------
Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . .                  57,598               56,944
                                                                        ===================   ===================

Income before extraordinary loss . . . . . . . . . . . . . . . . .                 $31,299              $36,195

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .                       -                    -
                                                                        -------------------   -------------------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  31,299               36,195

Interest expense on Convertible Subordinated Debentures, net of
   applicable income taxes . . . . . . . . . . . . . . . . . . . .                       -                  636
                                                                        -------------------   -------------------

Net income available for common stockholders . . . . . . . . . . .                 $31,299              $36,831

                                                                        ===================   ===================

Net income per common share:
      Income before extraordinary loss . . . . . . . . . . . . . .                  $ 0.54              $  0.65
      Extraordinary loss . . . . . . . . . . . . . . . . . . . . .                       -                    -
                                                                        -------------------   -------------------
      Net income . . . . . . . . . . . . . . . . . . . . . . . . .                  $ 0.54              $  0.65
                                                                        ===================   ===================

(1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period. All share data has been restated to reflect the two-for-one stock split, effected January 31, 1996.

(2) Based on the treasury stock method using the higher of the average or period end market price.


                                                                     Exhibit II
                        AGCO CORPORATION AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                      (in thousands, except per share data)
                                                                                   Nine Months Ended
                                                                                     Septmeber 30,
                                                                         ----------------------------------------
PRIMARY EARNINGS PER SHARE                                                      1996                 1995
                                                                         -------------------  -------------------

Weighted average number of common shares outstanding . . . . . . .              53,913                 44,726

Shares issued upon assumed exercise of outstanding
   stock options . . . . . . . . . . . . . . . . . . . . . . . . .                 461                    628
                                                                         -------------------  -------------------
Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . .              54,374                 45,354
                                                                         ===================  ===================

Income before extraordinary loss . . . . . . . . . . . . . . . . .             $89,402                $95,467

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .              (3,503)                   -
                                                                         -------------------  -------------------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .              85,899                 95,467

Preferred stock dividends  . . . . . . . . . . . . . . . . . . . .                 -                    2,012
                                                                         -------------------  -------------------

Net income available for common stockholders . . . . . . . . . . .             $85,899                $93,455
                                                                         ===================  ===================

Net income per common share:
      Income before extraordinary loss . . . . . . . . . . . . . .             $  1.64                $  2.06
      Extraordinary loss . . . . . . . . . . . . . . . . . . . . .               (0.06)                   -
                                                                         -------------------  -------------------
      Net income . . . . . . . . . . . . . . . . . . . . . . . . .             $  1.58                $  2.06
                                                                         ===================  ===================

FULLY DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding . . . . . . .              53,913                 44,726

Shares issued upon assumed conversion of the Convertible
   Subordinated Debentures . . . . . . . . . . . . . . . . . . . .               2,969                 10,974

Shares issued upon assumed exercise of outstanding
   stock options (2) . . . . . . . . . . . . . . . . . . . . . . .                 459                    740
                                                                        -------------------  -------------------

Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . .              57,341                 56,440
                                                                        ===================  ===================

Income before extraordinary loss . . . . . . . . . . . . . . . . .             $89,402                $95,467

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .              (3,503)                   -
                                                                       -------------------   -------------------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .              85,899                 95,467

Interest expense on Convertible Subordinated Debentures, net of
   applicable income taxes . . . . . . . . . . . . . . . . . . . .                 529                    811
                                                                       -------------------   -------------------

Net income available for common stockholders . . . . . . . . . . .             $86,428                $96,278

                                                                       ===================   ===================

Net income per common share:
      Income before extraordinary loss . . . . . . . . . . . . . .             $  1.57                $  1.71
      Extraordinary loss . . . . . . . . . . . . . . . . . . . . .               (0.06)                   -
                                                                      -------------------    -------------------
      Net income . . . . . . . . . . . . . . . . . . . . . . . . .             $  1.51                $  1.71
                                                                      ===================    ===================

(1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period. All share data has been restated to reflect the two-for-one stock split, effected January 31, 1996.

(2) Based on the treasury stock method using the higher of the average or period end market price.